Randy Simpson
Certified Public Accountant
11775 South Nicklaus Rd
Sandy, UT 84092
801-572-3009

December 11, 2003

US Securities and Exchange Commission
Division of Corporate Finance
451 Fifth Street NW
Washington, DC 20549

Dear Sir/Madame:

I am addressing thisletter in connection with the filing og a Form 10SB12G to reflect my dismissal as principal accountant for Quantum Companies, Inc., a Nevada corporation, in compliance iwht Item 304(a)(3)of Regulation S-B.
I agree with the statements made by the Registrant in response to Item 301 (a)
(1) of Regulation S-B as set forth in the attached From 10SB12G.

Sincerly

/s/ Randy Simpson
Randy Simpson CPA